Sound Financial Bancorp Announces
Quarterly Dividend of $0.06 per Share

Seattle, WA – May 1, 2015 – Sound Financial Bancorp, Inc. (NASDAQ: SFBC) announced today that its Board of Directors has declared a cash dividend on Sound Financial Bancorp common stock of $0.06 per share, payable on May 26, 2015 to stockholders of record as of the close of business on May 12, 2015.

About Sound Financial Bancorp, Inc.

Sound Financial Bancorp, Inc. is the holding company for Sound Community Bank, a full-service bank, providing personal and business banking services in communities across the greater Puget Sound region. The Seattle-based company operates six full-service banking offices in King, Pierce, Snohomish, Jefferson and Clallam Counties, and is on the web at www.soundcb.com.

Forward-Looking Statements

Statements in this press release that are not historical facts may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties that could cause actual results to differ materially from the results anticipated in such statements, including increased competitive pressures, changes in the interest rate environment, changes in general economic conditions and conditions within the securities markets, legislative and regulatory changes and other factors described from time to time in documents filed and furnished by Sound Financial Bancorp with the Securities and Exchange Commission.

For additional information, contact:

Media:	Financial:
Laurie Stewart	Matt Deines
President/CEO	EVP/CFO
(206) 448-0884 x306	(206) 448-0884 x305